Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT (“Agreement”) dated as of July 2, 2012 among SXC Health Solutions Corp., a corporation organized under the laws of the Yukon Territory, Canada (the “Borrower”), SXC Health Solutions, Inc., a Texas corporation (“SXC Health”), informedRx, Inc., a Delaware corporation (“informedRx”), Catalyst Health Solutions, Inc., a Delaware corporation (“CHS”), Catalyst Rx, a Nevada corporation (“Catalyst Rx”), Catalyst Rx Health Initiatives, Inc., an Illinois corporation (“Catalyst Rx Health”) and Coalition for Advanced Pharmacy Services, LLC, a Delaware limited liability company (“CAPS”) (the Borrower, SXC Health, informedRx, CHS, Catalyst Rx, Catalyst Rx Health, CAPS and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A hereto, are sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and JPMorgan Chase Bank, N.A., as Collateral Agent for the benefit of the Secured Creditors (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, contemporaneously herewith, the Borrower is entering into that certain Credit Agreement of even date herewith (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders, providing for the Lenders to make available to the Borrower certain credit facilities on the terms and conditions set forth therein;

WHEREAS, one or more Grantors may from time to time on or after the date hereof enter into, or guaranty the obligations of one or more other Grantors or any of their respective Subsidiaries under, one or more Swap Agreements or Banking Services Agreements permitted by the Credit Agreement with a Lender or an Affiliate of a Lender;

WHEREAS, each of the Grantors other than the Borrower is a direct or indirect subsidiary of the Borrower, will benefit directly and indirectly from the credit facilities made available pursuant to the Credit Agreement and from the entering into of Swap Agreements or Banking Services Agreements by Grantors or their Subsidiaries, and has entered into that certain Subsidiary Guaranty of even date herewith and the Borrower has entered into that certain Parent Guaranty of even date herewith; and

WHEREAS, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make available the credit facilities thereunder and to induce Lenders and their Affiliates to enter into the Swap Agreements or Banking Services Agreements, Grantors have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) to the Collateral Agent for the benefit of the Secured Creditors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, “supporting obligations” as defined in the Uniform Commercial Code.

“Banking Services” means each and any of the following bank services provided to any Credit Party by a Lender or any Affiliate thereof: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreements” means agreements with respect to Banking Services.

“Banking Services Obligations” of the Credit Parties means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Chattel Paper” means any “chattel paper”, as such term is defined in the Uniform Commercial Code.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof; provided, however, that notwithstanding anything herein to the contrary, the term “Collateral” shall not include any property of any Grantor constituting Pledged Collateral under the Pledge Agreement.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the Uniform Commercial Code.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Contracts Collateral” shall have the meaning ascribed thereto in the definition of “Excluded Property”.

“Control” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of any Grantor.

“Documents” means any “documents”, as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code) bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment”, as such term is defined in the Uniform Commercial Code.

“Event of Default” shall mean one or more of the following events or occurrences: (a) an Event of Default (as defined in the Credit Agreement); (b) any Grantor shall fail to observe or perform any covenant, condition or agreement contained in Section 4.2 or 4.4(a) of this Agreement; or (c) any Grantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (b) of this definition), and such failure shall continue unremedied for a period of 30 days after the date of written notice thereof from the Collateral Agent to the Borrower (which notice will be given at the request of any Lender).

“Excluded Assets” means (a) Excluded Deposit Accounts, (b) assets (including vehicles) that are subject to certificate of title statutes, (c) assets as to which granting or perfection of security interests would violate (i) applicable law or (ii) contracts giving rise to such assets (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or principles of equity) and (d) any lease, license, permit or any other contract, document, instrument or agreement (collectively, “Contracts Collateral”) to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in a breach or termination (or result in any party thereto having the right to terminate) pursuant to the terms of, or a default under, such Contracts Collateral (other than, in each case, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such breach or termination, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such Contracts Collateral that does not result in any of the consequences specified in the immediately preceding clause including, without limitation, any proceeds of such Contracts Collateral.

“Excluded Deposit Accounts” means, collectively, (a) all Deposit Accounts established solely for the purpose of funding payroll taxes, payroll, other compensation and benefits to employees and other similar fiduciary purposes, (b) Deposit Accounts in which the aggregate amount on deposit does not exceed $1,000,000 at any time and identified as such on Schedule VI hereto or otherwise identified in writing by the Borrower to the Administrative Agent, (c) Deposit Accounts held at Capital One and its Affiliates so long as amounts on deposit at such institution in excess of $2,000,000 are swept daily to an account subject to a Deposit Account Control Agreement and (d) Deposit Accounts held at Citibank, N.A. so long as the aggregate amount on deposit at such institution in Deposit Accounts owned by the Grantors does not exceed $2,000,000 at any time.

“General Intangibles” means any “general intangibles”, as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the Uniform Commercial Code, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the Uniform Commercial Code.

“Instruments” means any “instrument”, as such term is defined in the Uniform Commercial Code, and shall include, without limitation, promissory notes (intercompany or otherwise), drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial Code) and Chattel Paper.

“Intellectual Property Security Agreement” means an agreement in the form of Exhibit B hereof.

“Inventory” means any “inventory”, as such term is defined in the Uniform Commercial Code.

“Investment Property” means any “investment property”, as such term is defined in the Uniform Commercial Code.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement.

“Proceeds” means “proceeds”, as such term is defined in the Uniform Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Administrative Agent or the Collateral Agent from time to time.

“Required Secured Creditors” means (a) prior to the date upon which all Commitments under the Credit Agreement have terminated by its terms and all of the Obligations have been paid in full (other than amounts not then due and payable with respect to Obligations expressly stated to survive such payment and termination), the Required Lenders (or if so required by Section 9.02 of the Credit Agreement, all the Lenders), and (b) after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full (other than amounts not then due and payable with respect to Obligations expressly stated to survive such payment and termination), Secured Creditors holding in the aggregate at least a majority of the aggregate (i) net early termination payments and all other amounts then due and unpaid from any Grantor to the Lenders under any Swap Agreement and (ii) due and unpaid Banking Services Obligations, in each case as determined by the Administrative Agent in its reasonable discretion.

“Secured Creditors” means, collectively, each Lender (even if such Lender ceases to be a Lender under the Credit Agreement), their Affiliates which are holders of Banking Services Obligations or Swap Obligations, the Issuing Bank, the Administrative Agent, the Collateral Agent, and all of their successors and assigns.

“Secured Obligations” means all Obligations, all Banking Services Obligations owing to one or more Lenders or their respective Affiliates and all Swap Obligations owing to one or more Lenders or their respective Affiliates.

“Software” means all “software”, as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein or in any Credit Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

Section 2. Representations, Warranties and Covenants of Grantors. Each Grantor represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Secured Creditors, as follows:

(a) each Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Grantor acquiring the same) and no Lien other than liens expressly permitted pursuant to the Credit Agreement exists or will exist upon such Collateral at any time;

(b) this Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in and Lien upon all of the Grantors’ right, title and interest in and to the Collateral, and, (i) upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, such security interest will be duly perfected in all the Collateral (other than Deposit Accounts, Instruments not constituting Chattel Paper, and Copyrights, Patents and Trademarks in which a security interest cannot be perfected with the filing of the Uniform Commercial Code financing statements), (ii) upon delivery of the Instruments to the Collateral Agent or its Representative, duly endorsed by the applicable Grantor or accompanied by appropriate undated instruments of transfer duly executed by such Grantor, and duly executed control agreements with respect to the Deposit Accounts, the security interest in the Instruments and Deposit Accounts will be duly perfected and (iii) with respect to Collateral consisting of Copyrights, Patents or Trademarks in which a security interest cannot be perfected with the filing of the Uniform Commercial Code financing statements described in clause (i) above, upon proper filing of this Agreement or an appropriate Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the security interest in such Copyrights, Parents and Trademarks will be duly perfected;

(c) all of the Equipment, Inventory and Goods are located on the date hereof at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, as of the date hereof none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. Schedule I discloses each Grantor’s name as of the date hereof as it appears in official filings in the state of its incorporation, formation or organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), each Grantor’s state of incorporation, formation or organization and the chief place of business, chief executive office and the office where each Grantor keeps its books and records. Each Grantor has only one state of incorporation, formation or organization. No Grantor (including any Person acquired by any Grantor) does business or has done business during the five (5) years preceding the date hereof under any trade name or fictitious business name except as disclosed on Schedule II attached hereto;

(d) all depositary and other accounts maintained by each Grantor are described on Schedule VI hereto, which description includes for each such account the name of the Grantor maintaining such account, the name of the financial institution at which such account is maintained and the account number of such account. Each Grantor shall, upon the request of the Collateral Agent deliver to the Collateral Agent a revised version of Schedule VI showing any changes thereto within five (5) Business Days of receiving such request. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains an account to provide the Collateral Agent with such information with respect to such account as the Collateral Agent from time to time reasonably may request, and each Grantor hereby consents to such information being provided to the Collateral Agent;

(e) as of the date hereof, no Grantor owns any Commercial Tort Claim involving an amount in excess of $500,000 except for those disclosed on Schedule VII hereto; and

(f) as of the date hereof, the aggregate fair market value of all Collateral consisting of tangible assets physically located in any province or territory of Canada does not exceed $10,000,000.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Creditors, a Lien on and security interest in and to all of such Grantor’s right, title and interest in the following personal property, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”; provided, however, that “Collateral” shall not include the Excluded Assets):

(a) the Instruments of such Grantor, together with all payments thereon or thereunder:

(b) all Accounts of such Grantor;

(c) all Inventory of such Grantor;

(d) all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software) of such Grantor;

(e) all Equipment (excluding Motor Vehicles) of such Grantor;

(f) all Documents of such Grantor;

(g) all Contracts of such Grantor;

(h) all Goods of such Grantor;

(i) all Investment Property of such Grantor;

(j) all Deposit Accounts of such Grantor, including, without limitation, the balance from time to time in all bank accounts maintained by such Grantor;

(k) Commercial Tort Claims of such Grantor specified on Schedule VII, as from time to time updated;

(l) all Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor; and

(m) all other tangible and intangible personal property of such Grantor.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Creditors, as follows:

4.1. Delivery and Other Perfection; Maintenance, etc.

(a) Delivery of Instruments, Documents, Etc. Each Grantor shall deliver and pledge to the Collateral Agent or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by undated stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Grantor in such form and substance as the Administrative Agent or its Representative may request; provided, that so long as no

Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Grantor in the ordinary course of business, and the Collateral Agent or its Representative shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent or its Representative, against trust receipt or like document). If any Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as the Collateral Agent, for the benefit of itself and certain other Secured Creditors.” Without limiting the foregoing, each applicable Grantor shall promptly following its execution deliver and pledge to the Collateral Agent or its Representative the promissory note or notes described in clause (a)(ii) of the definition of “LuxCo Transaction” (as defined in the Credit Agreement) and any other promissory note or notes issued in connection with any LuxCo Transaction.

(b) Other Documents and Actions. Each Grantor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent or its Representative to exercise and enforce the rights of the Collateral Agent hereunder with respect to such pledge and security interest; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d) below. Notwithstanding the foregoing, each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.

(c) Books and Records. Each Grantor shall maintain at its own cost and expense complete and accurate books and records with respect to the Collateral owned by it and promptly furnish to the Collateral Agent such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request. The Administrative Agent and the Lenders shall have inspection rights with respect thereto to the extent set forth in Section 5.06 of the Credit Agreement.

(d) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent or its Representative, each Grantor shall promptly notify (and each Grantor hereby authorizes the Collateral Agent and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, and (ii) upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral. Following the giving of any notice under this section, each Grantor shall thereafter hold in trust for the Collateral Agent all amounts and proceeds received by it with respect to such accounts and promptly at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the form so received.

(e) Intellectual Property. Each Grantor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively, constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Grantor which are registered with any Governmental Authority. If such Grantor shall (i) obtain registered rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Grantor shall give to the Collateral Agent notice thereof at the time of its next delivery of financial statements pursuant to Section 5.01(a) or (b) of the Credit Agreement. Upon the request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, an Intellectual Property Security Agreement and/or any other agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s, on behalf of the Secured Creditors, security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Each Grantor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Grantor shall have the duty (but no Secured Creditor shall have any duty) (i) to prosecute diligently any Copyrights, Patents and Trademarks the invalidity, unenforceability or unavailability of which could reasonably be expected to have a Material Adverse Effect (each a “Material IP Item”), (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks material to the business of such Grantor, as appropriate, (iii) to preserve and maintain all rights in the Material IP Items and (iv) to ensure that the Material IP Items are and remain enforceable. Any expenses incurred in connection with any Grantor’s obligations under this Section 4.1(e) shall be borne by the Grantors. No Grantor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other Copyright, Patent or Trademark (in each case which is or would constitute a Material IP Item) without the written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

(f) Further Identification of Collateral. Each Grantor will, when and as often as requested by the Collateral Agent or its Representative, furnish to the Collateral Agent or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or its Representative may reasonably request, all in reasonable detail.

(g) Investment Property. Each Grantor will take any and all actions reasonably required or requested by the Collateral Agent, from time to time, to (i) cause the Collateral Agent to obtain exclusive control of any Investment Property owned by such Grantor in a manner reasonably acceptable to the Collateral Agent and (ii) obtain from any issuers of Investment Property written confirmation of the Collateral Agent’s Control over such Investment Property. For purposes of this Section 4.1(g), the Collateral Agent shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and such Grantor delivers such certificated securities to the Collateral Agent (with appropriate endorsements if such certificated securities are in registered form) and (ii) in the case of any other Investment Property, the Collateral Agent has Control thereof for all applicable purposes of the Uniform Commercial Code.

(h) Compliance with Credit Documents. Each Grantor shall comply with the provisions of the Credit Documents applicable thereto, including, without limitation, maintenance of insurance, restrictions on dispositions, and providing the Collateral Agent and its representatives the right to inspections with respect to the Collateral.

(i) Commercial Tort Claims. Each Grantor shall promptly notify the Collateral Agent of any Commercial Tort Claim involving an amount in excess of $500,000, if any, other than those identified on Schedule VII hereto, acquired by it and unless otherwise consented to by the Collateral Agent, such Grantor shall enter into a supplement to this Agreement, granting to the Collateral Agent a Lien on and security interest in such Commercial Tort Claim.

4.2. Dispositions; Other Liens. Grantors will not sell, lease or otherwise dispose of Collateral except for dispositions specifically permitted by the Credit Agreement. Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens expressly permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Collateral Agent in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever except for Persons holding Liens expressly permitted pursuant to the Credit Agreement.

4.3. Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Collateral Agent and its Representative may, but shall not be required to, take any steps the Collateral Agent or its Representative deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance of Collateral at any time when a Grantor has failed to do so, and any applicable Grantor shall promptly pay, or reimburse the Collateral Agent for, all expenses incurred in connection therewith.

4.4. Name Change; Location; Bailees.

(a) No Grantor shall change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) if such Grantor is organized or amalgamated under the laws of Canada or any province or territory thereto, its chief executive office or principal place of business, or (iii) its corporation, limited liability company, partnership or other organizational structure or its jurisdiction of incorporation or organization, in each case, unless the Collateral Agent shall have received at least ten days prior written notice of such change and either (A) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral or (B) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including the obtaining of customary landlord waivers or bailee letters to the extent required hereunder and any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Lenders, in any Collateral) or arrangements to the Collateral Agent’s satisfaction have been made to take such actions substantially contemporaneously with such change.

(b) Each Grantor shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement from the lessor of each leased property set forth on Schedule VIII hereto. In the event that after the Effective Date any Grantor leases or otherwise acquires a new mail order facility, such Grantor shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement from the lessor or mortgagee of such facility.

(c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Collateral Agent without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) to the Uniform Commercial Code.

4.5. Bank Accounts.

(a) Each Grantor shall use commercially reasonable efforts to cause each financial institution with which such Grantor maintains any Deposit Accounts (other than Excluded Deposit Accounts) to enter into a related Deposit Account Control Agreement with such Grantor and the Collateral Agent. Such financial institutions as of the date hereof are identified on Schedule VI hereto. For those Deposit Accounts identified on Schedule VI as to which the applicable depository has not executed a Deposit Account Control Agreement on or before 30 days after the Effective Date (or such later date as the Collateral Agent shall consent thereto in writing), on request of the Collateral Agent, the Grantor shall, as soon as reasonably practicable but in any event not later than thirty (30)

Business Days (or such longer period as the Collateral Agent may determine) after such request, close such Deposit Account. Following the date hereof, no Grantor shall establish any Deposit Account (other than an Excluded Deposit Account) with any financial institution unless such Grantor shall have given the Collateral Agent five (5) Business Days’ prior written notice of its intent to open such account (or such other notice as may be acceptable to the Collateral Agent) and the Collateral Agent and such Grantor shall have entered into a Deposit Account Control Agreement with respect to such Deposit Account.

(b) Upon the Collateral Agent’s request following an Event of Default and during the continuance thereof, each Grantor shall establish lock-box or blocked accounts (collectively, “Blocked Accounts”) in such Grantor’s name with such banks as are acceptable to the Collateral Agent (“Collecting Banks”), subject to irrevocable instructions in a form specified by the Administrative Agent, to which the obligors of all Accounts shall be instructed by such Grantor to directly remit all payments on Accounts and in which such Grantor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, following the occurrence and during the continuation of an Event of Default, the Collateral Agent may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the “Depository Account”). All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account without any further notice or action required by the Collateral Agent. Subject to the foregoing, each Grantor hereby agrees that all payments received by the Collateral Agent or any Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Collateral Agent or any Lender and whether in respect of the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Collateral Agent for the benefit of the Secured Creditors. Upon the occurrence and during the continuation of an Event of Default, each Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with such Grantor shall, acting as trustee for the Collateral Agent, receive, as the sole and exclusive property of the Collateral Agent, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates, employees, agent or other Persons acting for or in concert with such Grantor, and immediately upon receipt thereof, such Grantor or Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

4.6. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Grantor shall, at the request of the Collateral Agent or its Representative, assemble the Collateral and make it available to the Collateral Agent or its Representative at a place or places designated by the Collateral Agent or its Representative which are reasonably convenient to the Collateral Agent or its Representative, as applicable, and such Grantor;

(b) the Collateral Agent or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent or its Representative in their discretion may, in the name of the Collateral Agent or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Collateral Agent, or its Representative, may take immediate possession and occupancy of any premises owned, used or leased by any Grantor and exercise all other rights and remedies of an assignee which may be available to the Collateral Agent; and

(f) the Collateral Agent may, upon ten (10) Business Days’ prior written notice to the Grantors of the time and place (which notice each Grantor hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without any Secured Creditor thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.7 hereof. If such proceeds are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency.

4.7. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied in the manner set forth in Section 7.02 of the Credit Agreement.

4.8. Attorney in Fact. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time upon the occurrence and during the continuation of an Event of Default in the discretion of the Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuation of any Event of Default:

(a) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(b) to pay or discharge charges or Liens levied or placed on or threatened against the Collateral (other than the Liens expressly permitted pursuant to the Credit Agreement), to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(d) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(f) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

(g) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and

(h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owners thereof for all purposes, and to do, at the Collateral Agent’s option and at such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until this Agreement is terminated pursuant to Section 5.10 hereof.

Each Grantor also authorizes the Collateral Agent, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.9. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor shall:

(a) furnish to the Collateral Agent such financing statements, assignments for security and other documents in such offices as may be necessary or as the Collateral Agent or the Representative may request to perfect the security interests granted by Section 3 of this Agreement; and

(b) at the Collateral Agent’s request, deliver to the Collateral Agent or its Representative the originals of all Instruments representing Indebtedness with a face amount in the aggregate in excess of $5,000,000 together with, in the case of such Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee.

4.10. Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent or its Representative, and at the sole expense of Grantors, Grantors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Collateral Agent or its Representative may reasonably require in order for the Collateral Agent to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Collateral Agent, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the liens and security interests granted hereby and transferring Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession). Without limiting the foregoing, each Grantor now or hereafter owning Collateral located in any province or territory of Canada agrees that, upon the request of the Administrative Agent, it shall, within twenty (20) Business Days (or such longer period agreed to by the Administrative Agent) of such request, execute such supplemental security documents governed by the laws of any applicable province or territory of Canada as the Administrative Agent may in good faith deem appropriate for the purpose of obtaining for the Collateral Agent the benefit of remedies available to secured creditors under such laws (it being understood that such security documents shall not expand the Collateral or include covenants or representations materially different than those set forth herein). Each Grantor also hereby authorizes the Collateral Agent and its Representative to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law.

4.11. Limitation on Duty of the Collateral Agent. The powers conferred on the Collateral Agent under this Agreement are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Grantors for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither any Secured Creditor nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to protect, preserve or exercise rights against any Person with respect to any Collateral and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering same to the applicable Grantor.

Also without limiting the generality of the foregoing, neither any Secured Creditor nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or assignment thereof or the receipt by any Secured Creditor or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall any Secured Creditor or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Nothing in this Agreement shall be construed to subject the Collateral Agent or any Secured Creditor to liability as an owner of any Collateral, nor shall the Collateral Agent or any Secured Creditor be deemed to have assumed any obligations under any agreement or instrument included as Collateral, unless and until in each case the Collateral Agent enforces its rights hereunder after an Event of Default in such a manner as to actually take ownership of such Collateral pursuant to a foreclosure or similar action.

Section 5. Miscellaneous.

5.1. No Waiver. No failure on the part of the Collateral Agent or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2. Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement, and if given (i) to the Collateral Agent, shall be given to it at 10 S. Dearborn Street, Floor 7, Chicago, Illinois 60603-2003, Attention: Nicole Gilmore or as otherwise specified by the Collateral Agent in writing, (ii) to a Grantor other than the Borrower, shall be given to it c/o the Borrower at the Borrower’s address specified in the Credit Agreement and (iii) to the Borrower, shall be given to it at its address specified in the Credit Agreement.

5.3. Amendments, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Collateral Agent with (other than in the case of amendments hereof primarily for the purpose of adding Collateral as contemplated hereby) the concurrence or at the direction of the Required Secured Creditors; provided that the addition of any Person as Grantor hereunder by execution of a joinder to the Security Agreement in the form of Exhibit A shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. Any such amendment or waiver shall be binding upon the Collateral Agent and each Grantor and their respective successors and assigns.

5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Creditors and the respective successors and assigns of each of the foregoing, provided, that no Grantor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

5.5. Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This

Agreement may be authenticated by manual signature, facsimile or other electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between any Grantor and the Collateral Agent relating to the subject matter hereof. This Agreement supplements the other Credit Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to the Collateral Agent or the other Secured Creditors in any other Credit Document. In the event of any conflict between this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Pledge Agreement relating to Pledged Collateral, the provisions of the Pledge Agreement relating to the Pledged Collateral shall govern.

5.8. Choice of Law, Submission to Jurisdiction, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement against such Grantor or its properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.10. Termination. Subject to reinstatement as provided in Section 5.11 hereof, this Agreement shall terminate as provided in Section 9.16(b) of the Credit Agreement except that any obligations expressly stated hereby to survive the termination hereof shall so survive. Upon such termination, the Collateral Agent shall promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral in its possession to or on the order of the Grantors. The Collateral Agent, at the Grantors’ expense, shall also execute and deliver to the Grantors, promptly upon such termination, such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Grantors to evidence the termination and release of the Liens in favor of the Collateral Agent created hereby.

5.11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.

5.12. Collateral Not Provided on the Effective Date. To the extent that,

notwithstanding the provisions hereof, any Collateral is not or cannot be provided on the Effective Date, then the applicable Grantor agrees, in addition to its other agreements herein, that such Collateral shall be provided within 30 days (or such longer period to which the Collateral Agent may agree) after the Effective Date (it being understood that prior to such 30th day after the Effective Date (or such later date to which the Collateral Agent may agree), no Default or Event of Default shall occur as a result of such failure to provide such Collateral); provided, however, that notwithstanding anything herein to the contrary, failure to comply with Section 5.13 below shall give rise to an immediate Event of Default.

5.13. LuxCo Matters. LuxCo and the Borrower agree that (a) any transfer of an intercompany note or notes to LuxCo pursuant to a LuxCo Transaction and (b) any repurchase of any such note or notes by the Borrower pursuant to the terms of a LuxCo Transaction shall be made subject to the Lien of the Collateral Agent hereunder and that (x) the Borrower shall give the Administrative Agent at least ten (10) Business Days (or such lesser number of days to which the Administrative Agent may agree) prior notice of any such transfer or repurchase and (y) contemporaneously with, and as a condition of, any such transfer or repurchase the Borrower and LuxCo shall substantially contemporaneously with such transfer or repurchase take such steps as may reasonably be requested by the Administrative Agent to maintain or, if necessary, reestablish a first priority perfected security interest in such note in favor of the Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTORS:

SXC HEALTH SOLUTIONS CORP.

By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title: Executive Vice President and Chief Financial Officer

SXC HEALTH SOLUTIONS, INC.

By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title: Chief Financial Officer, Executive Vice President — Finance and Treasurer

INFORMEDRX, INC.

By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title: Chief Financial Officer, Executive Vice President — Finance, Secretary & Treasurer

CATALYST HEALTH SOLUTIONS, INC.

By:	/s/ Richard A. Bates
Name: Richard A. Bates
Title: President and COO

CATALYST RX

By:	/s/ Richard A. Bates
Name: Richard A. Bates
Title: President and COO

[Signature Page to Security Agreement]

CATALYST RX HEALTH INITIATIVES, INC.

By:	/s/ Richard A. Bates
Name: Richard A. Bates
Title: President and COO

COALITION FOR ADVANCED PHARMACY SERVICES, LLC

By:	/s/ Richard A. Bates
Name: Richard A. Bates
Title: President and COO

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Creditors

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: Vice President

[Signature Page to Security Agreement]

EXHIBIT A

Form of

Joinder to Security Agreement

The undersigned,                     , a                          , as of the      day of             , 20    , hereby joins in the execution of that certain Security Agreement dated as of July 2, 2012 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) among SXC Health Solutions Corp., SXC Health Solutions, Inc., informedRx, Inc., Catalyst Health Solutions, Inc., Catalyst Rx, Catalyst Rx Health Initiatives, Inc., Coalition for Advanced Pharmacy Services, LLC and each other Person that becomes a Grantor thereunder after the date and pursuant to the terms thereof, to and in favor of JPMorgan Chase Bank, N.A., as Collateral Agent. Capitalized terms used but not defined herein have the meanings given them in the Security Agreement. By executing this Joinder, the undersigned hereby agrees that it is a Grantor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.

The undersigned represents and warrants to the Collateral Agent and the other Secured Creditors that:

(a) all of the Equipment, Inventory and Goods owned by such Grantor is located at the places as specified on Schedule I attached hereto;

(b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

(c) the chief place of business, chief executive office and the office where such Grantor keeps its books and records are located at the place specified on Schedule I;

(d) such Grantor (including any Person acquired by such Grantor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II; and

(e) all Copyrights, Patents and Trademarks owned by the undersigned are listed in Schedules III, IV and V, respectively.

(f) all depository and other accounts maintained by such Grantor are described on Schedule VI; and

(g) all Commercial Tort Claims of such Grantor are listed in Schedule VII.

                                , a

By:
Name:
Title:
FEIN:

EXHIBIT B

FORM OF GRANT OF SECURITY INTEREST IN

[TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/PATENT/ COPYRIGHT] RIGHTS (this “Agreement”), dated as of             , 20    , is made by [GRANTOR], a[n] [            ] (the “Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the equal and ratable benefit of the Secured Creditors (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

The Grantor has executed and delivered that certain Security Agreement, dated as of July 2, 2012, in favor of the Collateral Agent for the equal and ratable benefit of the Secured Creditors (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”). The Grantor has pledged and granted to the Collateral Agent a continuing security interest in all intellectual property, including the [Trademarks/Patents/Copyrights].

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of Collateral Agent, as follows:

1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement have the meanings provided or provided by reference in the Security Agreement or Credit Agreement referred to therein.

2. Grant of Security Interest. (a) This Agreement is made to secure the satisfactory performance and payment of all of (i) the Secured Obligations, (ii) the obligations and liabilities of the Borrower under the Parent Guaranty and (iii) the obligations and liabilities of the Subsidiary Guarantors under the Subsidiary Guaranty. Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations), the Collateral Agent shall promptly, upon such satisfaction, execute, acknowledge, and deliver to Grantor all reasonably requested instruments in writing releasing the security interest in the [Trademarks/Patents/Copyrights] acquired under this confirmatory grant.

Trademarks (b)

(b) The Grantor hereby pledges and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Creditors, a lien in and security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to (i) its trademarks (including service marks), trade names, trade styles, trade dress and the registrations and applications for registration thereof, including the foregoing listed on Schedule A, and the goodwill of the business symbolized by the foregoing; (ii) all renewals of the foregoing; (iii) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (iv) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (v) all rights corresponding to any of the foregoing throughout the world (the “Trademarks”).

Patents (b)

(b) The Grantor hereby pledges and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Creditors, a lien in and security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to (i) any and all issued patents and patent applications, including the foregoing listed on Schedule A; (ii) all inventions and improvements both described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements thereof; and (vi) all rights corresponding to any of the foregoing throughout the world (the “Patents”).

Copyrights (b)

(b) The Grantor hereby pledges and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Creditors, a lien in and security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to (i) any and all registered copyrights and copyright applications, including the foregoing listed on Schedule A; (ii) all renewals or extensions thereof; (iii) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (iv) all rights to sue for past, present, and future infringements thereof; and (v) all rights corresponding to any of the foregoing throughout the world (the “Copyrights”).

3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the [United States / other jurisdiction] [Patent and Trademark][Copyright] Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same original.

6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE A

U.S. AND FOREIGN [PATENT/TRADEMARK/COPYRIGHT] REGISTRATIONS AND

APPLICATIONS AND U.S. AND FOREIGN EXCLUSIVE

[PATENT/TRADEMARK/COPYRIGHT] LICENSES

SCHEDULE I

TO

SECURITY AGREEMENT

Uniform Commercial Code Financing Statements; Location of Equipment, Inventory,

Goods and Books and Records; Goods in Possession of Consignees, Bailees, Warehousemen,

Agents and Processors; Grantors’ Legal Names; State of Incorporation; Organizational

Identification Number; Chief Executive Office.

I.	GRANTOR: SXC Health Solutions Corp.

1	Legal Name of Grantor:	SXC Health Solutions Corp.

2	State of Incorporation:	Yukon Territory, Canada

3	Organizational Identification Number:	32368

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code or PPSA Filings:	Yukon Territory, Ontario, British Columbia, Illinois, District of Columbia

II.	GRANTOR: SXC Health Solutions, Inc.

1	Legal Name of Grantor:	SXC Health Solutions, Inc.

2	State of Incorporation:	Texas

3	Organizational Identification Number:	134219900

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Texas

III.	GRANTOR: informedRX, Inc.

1	Legal Name of Grantor:	informedRx, Inc.

2	State of Incorporation:	Delaware

3	Organizational Identification Number:	3472965

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Delaware

IV.	GRANTOR: Catalyst Health Solutions, Inc.

1	Legal Name of Grantor:	Catalyst Health Solutions, Inc.

2	State of Incorporation:	Delaware

3	Organizational Identification Number:	3068587

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Delaware

V.	GRANTOR: Catalyst Rx

1	Legal Name of Grantor:	Catalyst Rx

2	State of Incorporation:	Nevada

3	Organizational Identification Number:	C13234-1996

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Nevada

VI.	GRANTOR: Catalyst Rx Health Initiatives, Inc.

1	Legal Name of Grantor:	Catalyst Rx Health Initiatives, Inc.

2	State of Incorporation:	Illinois

3	Organizational Identification Number:	58534099

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Illinois

VII.	GRANTOR: Coalition for Advanced Pharmacy Services, LLC

1	Legal Name of Grantor:	Coalition for Advanced Pharmacy Services, LLC

2	State of Incorporation:	Delaware

3	Organizational Identification Number:	4689469

4	Chief Executive Office:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

5	Location of Books and Records:	2441 Warrenville Road, Suite 610 Lisle, IL 60532-3642

6	Locations of Equipment, Inventory and Goods:	See Annex A.

7	Locations of Goods in Possession of Consignees, Bailees, Warehousemen, Agents and Processors (including names of such consignees, bailees, etc.):	None.

8	Jurisdictions For Uniform Commercial Code Filings:	Delaware

ANNEX A

TO SCHEDULE I

3025 Windward Plaza

Suite 200

Alpharetta, GA 30005

4805 E. Thistle Landing Drive

Suite 100D

Phoenix, AZ 85044

300 N. LaSalle Street

16th Floor

Chicago, IL 60654

201 Merchant Street

Honolulu, HI 96813

320 Executive Court

Suite 201

Little Rock, AR 72205

600 Waterfront Drive

Pittsburgh, PA 15222

4425 E. Agave Road

Suite 108 (Office #11)

Phoenix, AZ 85044

13475 Danielson Street

Suite 170

Poway, CA 92064

10636 Scripps Summit Court

Suite 121

San Diego, CA 92131

10636 Scripps Summit Court

Suite 128

San Diego, CA 92131

6301 NW 5th Way

Suite 5010

Fort Lauderdale, FL 33309

1100 NE 51st Street

Oakland Park, FL 33334

1538 Metropolitan Blvd. Suite B-2

Tallahassee, FL 32308

3500 Lennox Road

Suite 1500

Atlanta, GA 30326

1117 Perimeter Center West

Suite E401

Atlanta, GA 30338

1600 Kapiolani Blvd

Suite 1322

Honolulu, HI 96814

309 Court Avenue

Suite 228 (Offices 419, 425 & 427)

Des Moines, IA 50309

666 Grand Avenue

Suite 900

Des Moines, IA 50309

4000 S. Sherwood Forest Boulevard

Suite 502

Baton Rouge, LA 70816

800 King Farm Boulevard

(1st , 3rd & 4th Floors)

Rockville, MD 20850

110 West Ninth Street, Suite 200

Kansas City, MO 64105

7767 Elm Creek Boulevard, Suite 304

Maple Grove, MN 55269

229 Katherine Dr. Suite C

Flowood, MS 39232

19109 West Catawba Avenue

Suite 124 (Office #5)

Cornelius, NC 28031

8601 Six Forks Road, Suite 437

Raleigh, NC 27615

1515 Eubank, SE Bldg #832

Albuquerque, NM 87123

8801 Horizon Boulevard

Suite 330

Albuquerque, NM 87113

1961 Las Vegas Boulevard South

Suite 102

Las Vegas, NV 89104

10471 Double R. Blvd., Suite D

Reno, NV 89521

100 West Grove Street

Suite 309

Reno, NV 89521

33381 Walker Road (IPS)

Avon Lake, OH 44012

250 East Broad Street

(Easter portion of 6th floor)

Columbus, OH 43215

100 East Campus View Blvd.

Suite 250

Columbus, OH 43235

555 Metro Place North, Suite 600

Dublin, OH 43017

103 Gamma Drive Extension

Suites 110 & 135

Pittsburgh, PA 15238

255 Ponce de Leon Avenue

Suite 404

San Juan, PR 00917

2595 Dallas Parkway, Suite 202

Frisco, TX 75034

5847 San Felipe

17th Floor (Offices 1720)

Houston, TX 77057

5847 San Felipe

17th Floor (Offices 1723)

Houston, TX 77057

SCHEDULE II

TO

SECURITY AGREEMENT

Tradenames and Fictitious Names

(Present and Past Five Years)

1	SXC Health Solutions Corp.:	Systems Xcellence Inc. / Les Systemes Xcellence Inc.

2	SXC Health Solutions, Inc.:	Systems Xcellence USA, Inc.

3	informedRx, Inc.:	Centrus Corporation NMHCRx Contracts, Inc. NMHCRx, Inc. Integrail Inc. Specialty Pharmacy Care, Inc. PBM Technology, Inc. Inteq TX Corp. Interchange PMP, Inc.

4	Catalyst Health Solutions, Inc.:	Catamaran I Corp. Catamaran II LLC Health Extras HealthExtras, Inc.

5	Catalyst Rx:	RXx Pharmacy Solutions, Inc. Managed Healthcare Systems, Inc. HCEM Corporation Catalyst Rx Comp[1]

6	Catalyst Rx Health Initiatives, Inc.:	Walgreens Health Initiatives Walgreens Health Initiatives, Inc.[2]

7	Coalition for Advanced Pharmacy Services, LLC:	n/a

[1]

Managed Healthcare Systems, Inc., which merged into Catalyst Rx as of 6/25/2010, used to operate under various trade names (Pharmacy Services Group, PSG, Rx Mail and Catalyst Rx Comp). Now Catalyst Rx, this section of the business is continuing under the trade name Catalyst Rx Comp in Florida.

[2]	Prior to the acquisition, there may have been other iterations of Walgreens Health Initiatives, Inc. that are unknown to the Catalyst.

SCHEDULE III

TO

SECURITY AGREEMENT

U.S. Copyright Registrations; Foreign Copyright Registrations; U.S. Copyright

Applications; Foreign Copyright Applications; Copyright Licenses

NO.	COPYRIGHT	REG. NUMBER	DATE REG.	OWNER
1.	RxCLAIM v.8.0.07 Source Code.	TXu1790758	01/12/2012	SXC HEALTH SOLUTIONS, INC.
2.	RxCLAIM v. 8.0.03 Source Code.	TX7483374	12/30/2011	SXC HEALTH SOLUTIONS, INC.
3.	RxCLAIM v. 8.0.02 Source Code.	TX7481153	12/30/2011	SXC HEALTH SOLUTIONS, INC.
4.	RxCLAIM v. 8.0.04 Source Code.	TX7481144	12/30/2011	SXC HEALTH SOLUTIONS, INC.
5.	RxCLAIM v. 8.0.05 Source Code.	TX7481127	12/30/2011	SXC HEALTH SOLUTIONS, INC.
6.	RxCLAIM v.8.0.06 Source Code.	TX7481121	12/30/2011	SXC HEALTH SOLUTIONS, INC.
7.	RxCLAIM v. 8.0.01 Source Code.	TX7479997	12/28/2011	SXC HEALTH SOLUTIONS, INC.
8.	INFORMED TRENDS 2010.	TX7106903	01/26/2010	SXC HEALTH SOLUTIONS, INC.

SCHEDULE IV

TO

SECURITY AGREEMENT

U.S. Patent Registrations; Foreign Patent Registrations; U.S. Patent Applications; Foreign Patent

Applications; Patent Licenses

None.

SCHEDULE V

TO

SECURITY AGREEMENT

U.S. Trademark Registrations; Foreign Trademark Registrations; U.S. Trademark Applications;

Foreign Trademark Applications; Trademark Licenses

Federal Trademarks

NO.	MARK	SERIAL NO.	DATE FILED	REG. NO.	DATE REG.	OWNER
1.	ASCEND	85-605-363	04/23/2012			SXC HEALTH SOLUTIONS, INC.

2.	ASCEND SPECIALTY	85-321,952	05/16/2011			SXC HEALTH SOLUTIONS, INC.

3.	CATAMARAN	85-625,926	05/15/2012			SXC HEALTH SOLUTIONS, INC.

4.	EMPYREAN	85-625,935	05/15/2012			SXC HEALTH SOLUTIONS, INC.

5.	HEALTHCARE IT GROUP OUR SOLUTIONS DRIVE YOUR SUCCESS and DESIGN	85-037,449	05/13/2010	4,080,789	01/03/2012	SXC HEALTH SOLUTIONS, INC.

6.	MOVE AHEAD	85-007,438	04/06/2010	4,077,635	12/27/2011	SXC HEALTH SOLUTIONS, INC.

7.	OUR SOLUTIONS DRIVE YOUR SUCCESS	85-010,747	04/09/2010	4,077,644	12/27/2011	SXC HEALTH SOLUTIONS, INC.

8.	RX EXPRESS	73-531,173	04/08/1985	1,392,192	05/06/1986	SXC HEALTH SOLUTIONS, INC.

9.	RXBUILDER	85-214,221	01/10/2011			SXC HEALTH SOLUTIONS, INC.

10.	RXCLAIM	74-335,180	11/27/1992	1,813,491	12/28/1993	SXC HEALTH SOLUTIONS, INC.

11.	RXCLAIM	74-177,915	06/20/1991	1,731,517	11/10/1992	SXC HEALTH SOLUTIONS, INC.

12.	RXCLAIM and DESIGN	85-037,461	05/13/2010			SXC HEALTH SOLUTIONS, INC.

13.	RXCLAIM SUITE	85-037,466	05/13/2010			SXC HEALTH SOLUTIONS, INC.

14.	RXCLAIM SUITE and DESIGN	85-037,476	05/13/2010			SXC HEALTH SOLUTIONS, INC.

15.	RXDATADIRECTOR	77-815,332	08/28/2009			SXC HEALTH SOLUTIONS, INC.

NO.	MARK	SERIAL NO.	DATE FILED	REG. NO.	DATE REG.	OWNER
16.	RXMAX	76-081,764	06/30/2000	2,778,886	11/04/2003	SXC HEALTH SOLUTIONS, INC.

17.	RXPARALLEL	85-108,284	08/16/2010	4,050,442	11/01/2011	SXC HEALTH SOLUTIONS, INC.

18.	RXSERVER	74-308,616	08/28/1992	1,852,935	09/06/1994	SXC HEALTH SOLUTIONS, INC.

19.	RXSERVER and DESIGN	85-037,482	05/13/2010	4,112,423	03/13/2012	SXC HEALTH SOLUTIONS, INC.

20.	RXTRACK	76-176,986	12/07/2000	2,658,054	12/10/2002	SXC HEALTH SOLUTIONS, INC.

21.	RXTRACK and DESIGN	85-037,488	05/13/2010			SXC HEALTH SOLUTIONS, INC.

22.	SXC HEALTH	85-549,774	02/22/2012			SXC HEALTH SOLUTIONS, INC.

23.	SXC HEALTH HOME DELIVERY	85-549,796	02/22/2012			SXC HEALTH SOLUTIONS, INC.

24.	SXC HEALTH SOLUTIONS CORP. and DESIGN	85-037,865	05/13/2010	3,986,958	06/28/2011	SXC HEALTH SOLUTIONS, INC.

25.	SXC, THE TECHNOLOGY-ENABLED PBM	77-832,189	09/22/2009	3,813,369	07/06/2010	SXC HEALTH SOLUTIONS, INC.

26.	ZYNCHROSRX	85-214,231	01/10/2011			SXC HEALTH SOLUTIONS, INC.

27.	ASCEND SPECIALTYRX SIMPLIFYING CARE. ACHIEVING OUTCOMES. And DESIGN	77-504,113	06/20/2008	3,575,533	02/17/2009	INFORMEDRX, INC.

28.	INFORMEDMAIL	77-512,562	07/01/2008	3,687,169	09/22/2009	INFORMEDRX, INC.

29.	INFORMEDPATIENT	77-780,458	07/14/2009	3,754,279	03/02/1010	INFORMEDRX, INC.

30.	INFORMEDRX	76-527,349	06/30/2003	3,009,175	10/25/2005	INFORMEDRX, INC.

31.	INFORMEDRX and DESIGN	77-512,531	07/01/2008	3,567,643	01/27/2009	INFORMEDRX, INC.

NO.	MARK	SERIAL NO.	DATE FILED	REG. NO.	DATE REG.	OWNER
32.	INTEGRAIL	77-937,434	02/17/2010	3,899,076	01/04/2011	INFORMEDRX, INC.

33.	INTEGRAIL and DESIGN	77-950,728	03/04/2010	3,899,142	01/04/2011	INFORMEDRX, INC.

34.	INTEGRAILRX and DESIGN	85-174,619	11/11/2010			INFORMEDRX, INC.

35.	MYNMHC	78-660,804	06/29/2005	3,120,004	07/25/2006	INFORMEDRX, INC.

36.	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.	75-137,826	07/18/1996	2,089,141	08/19/1997	INFORMEDRX, INC.

37.	NMHC and DESIGN	76-602,569	07/16/2004	3,000,204	09/27/2005	INFORMEDRX, INC.

38.	NMHC ASCEND	76-640,381	06/08/2005	3,092,121	05/16/2006	INFORMEDRX, INC.

39.	NMHC INTEGRAIL and DESIGN	76-627,000	01/06/2005	3,052,756	01/31/2006	INFORMEDRX, INC.

40.	RXCOUNSELOR	77-557,941	08/28/2008	3,719,659	12/01/2009	INFORMEDRX, INC.

41.	RXOUTLOOK	77-558,018	08/28/2008	3,716,537	11/24/2009	INFORMEDRX, INC.

42.	NMHC MAIL and DESIGN	76-601,227	07/08/2004	2,991,488	09/06/2005	INFORMEDRX, INC.

43.	NMHC RX and DESIGN	76-579,122	03/04/2004	2,986,987	08/23/2005	INFORMEDRX, INC.

44.	CATALYST HEALTH SOLUTIONS	77-604,373	10/30/2008	3,809,012	06/29/2010	CATALYST HEALTH SOLUTIONS, INC.

NO.	MARK	SERIAL NO.	DATE FILED	REG. NO.	DATE REG.	OWNER
45.	CATALYST HEALTH SOLUTIONS and DESIGN	77-605,992	11/03/2008	3,809,014	06/29/2010	CATALYST HEALTH SOLUTIONS, INC.

46.	CATALYST MAIL	85-188,369	12/01/2010			CATALYST HEALTH SOLUTIONS, INC.

47.	CATALYST MAIL and DESIGN	85-188,390	12/01/2010			CATALYST HEALTH SOLUTIONS, INC.

48.	CATALYST PRX	85-452,491	10/20/2011			CATALYST HEALTH SOLUTIONS, INC.

49.	CATALYST RX	76-543,683	08/29/2003	2,959,072	06/07/2005	CATALYST HEALTH SOLUTIONS, INC.

50.	EHEALTHTOUCH	85-292,446	04/12/2011			CATALYST HEALTH SOLUTIONS, INC.

51.	HEALTHEXTRAS	75-277,706	04/21/1997	2,205,051	11/24/1998	CATALYST HEALTH SOLUTIONS, INC.

52.	SMART-FILL	85-257,704	03/04/2011			CATALYST HEALTH SOLUTIONS, INC.

State Trademarks

NO.	MARK	CLASSES	SERIAL NO.	DATE FILED	REG. NO.	DATE REG.	OWNER
1.	CATALYST RX, INC. STATE: N. DAKOTA	35, 356, 101, 102			22,649,500	11/14/2006	CATALYST, RX

SCHEDULE VII

TO

SECURITY AGREEMENT

Commercial Tort Claims

No Commercial Tort Claims involving an amount in excess of $500,000.

SCHEDULE VIII

TO

SECURITY AGREEMENT

Collateral Access Agreements

2441 Warrenville Road, Suite 610

Lisle, IL 60532-3642

800 King Farm Boulevard

Rockville, MD 20850

33381 Walker Road

Avon Lake, OH 44012

9994 Premier Parkway

Miramar, FL 33025

4590 Lockhill Selma

San Antonio, TX 78249